                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

[_] Confidential, for Use of the Commission Only
    (as Permitted by Rule 14a-6(e)(2))

                        LEVEL ONE COMMUNICATIONS, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:_________________________________________________

    (2) Form, Schedule or Registration Statement No.:___________________________

    (3) Filing Party:___________________________________________________________

    (4) Date Filed:_____________________________________________________________

Notes:

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JULY 18, 1996

  The Annual Meeting of the Shareholders of LEVEL ONE COMMUNICATIONS, INCORPORATED ("Level One" or the "Company") will be held at the Company's facilities at 9800 Old Placerville Road, Sacramento, California, on Thursday, July 18, 1996, at 9 A.M. for the following purposes:

    1. To elect Directors of the Company.

    2. To amend the 1993 Stock Purchase Plan to permit employees to participate after 90 days of employment with the Company.

    3. To amend the 1993 Stock Option Plan to provide for an additional 2,000,000 shares; to provide for automatic grants to non-employee, non-affiliate directors vesting at 2,000 shares per year; and to limit the number of options that may be granted to any individual, to conform with the requirements of Internal Revenue Code Section 162(m).

    4. To ratify the selection of Arthur Andersen & Co. as the Company's certified public accountants.

    5. To consider and act upon such other matters as may properly come before the meeting.

  The Board of Directors has fixed the close of business on May 21, 1996, as the record date for determination of the shareholders entitled to notice of and to vote in person or by proxy at the Annual Meeting.

  Whether or not you presently plan to attend the meeting in person, the Board of Directors urges you to date, sign, and promptly return the enclosed proxy. Your giving of such proxy does not preclude your right to vote in person if you attend the meeting. A postage-prepaid envelope is enclosed for your convenience in returning the signed proxy.

  Your early attention to the proxy will be appreciated.

                                          By Order of the Board of Directors

                                          Robert S. Pepper
                                          Chairman of the Board

Sacramento, California
Dated: June 26, 1996

  A COPY OF THE COMPANY'S ANNUAL REPORT FOR FISCAL YEAR 1995 AND A PROXY STATEMENT ACCOMPANY THIS NOTICE.

                    LEVEL ONE COMMUNICATIONS, INCORPORATED
                    9750 GOETHE ROAD, SACRAMENTO, CA 95827

                               ----------------

                                PROXY STATEMENT

                               ----------------

  A Notice of the Annual Meeting of Shareholders of LEVEL ONE COMMUNICATIONS, INCORPORATED is set forth on the preceding page and enclosed herewith is a form of proxy solicited by the Board of Directors of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company may solicit proxies personally or by telephone or facsimile, without additional compensation. Except as described above, the Company does not currently intend to solicit proxies other than by mail.

  This proxy statement is being first sent to shareholders on or about June 26, 1996.

  Only shareholders of record as of the close of business on May 21, 1996, are entitled to notice of and to vote at such meeting or at any adjournment thereof. The outstanding stock of the Company on the record date entitled to vote consisted of 12,971,201 shares of common stock.

  The holders of the outstanding common stock are entitled to one vote per share. With respect to the election of directors, holders of common stock are entitled to one vote per share for each director position. Upon request made prior to the commencement of voting, each shareholder will be accorded cumulative voting rights, under which such shareholder will be entitled to as many votes as equals the number of shares of stock held, multiplied by the number of directorship positions to be filled (six), all of which votes may be cast for a single candidate or distributed among any or all of the candidates in such proportions as such shareholder sees fit. If no request is made to cumulate votes, each shareholder shall be deemed to have cast one vote per share for each director for whom a vote is cast.

  If a shareholder abstains from voting as to any matter, or if a broker returns a "non-vote" proxy as to any matter (indicating a lack of authority to vote on such matter), then the shares held by such shareholder or broker will be deemed present at the meeting for purposes of determining a quorum but will not be counted for purposes of calculating the vote with respect to such matter. Because shareholder approval under California law requires the affirmative vote of at least a majority of that number of shares needed to constitute a quorum (in addition to any other applicable requirements), in certain instances an abstention or a broker non-vote can have the same effect as a negative vote.

  All shares represented by valid proxies received by the Company prior to the meeting will be voted as specified in the proxy; if no specification is made and if discretionary authority is conferred by the shareholder, the shares will be voted FOR the election of nominees and the proposals described below. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting the shares in person.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  Six positions are to be voted upon at the Annual Meeting, for directors to serve until the 1997 annual meeting and until their successors have been duly elected and qualified. All six nominees are currently serving as members of the Board of Directors.

  The Company currently has six directors: Dr. Robert S. Pepper, Chairman of the Board and President and Chief Executive Officer of the Company; Thomas J. Connors; Dr. Paul R. Gray; Martin Jurick; Dr. Henry Kressel; and Joseph P. Landy. Certain information with respect to each of the Directors is set forth herein under the caption "Directors and Officers of the Company".

  Each nominee has consented to be named in this proxy statement and has consented to serve as a director, if so elected. The Company has no reason to believe that any of the nominees will not be available to serve. If, however, any nominee should for any reason become unable or unwilling to serve, the shares represented by proxies received by the Company will (unless otherwise directed) be voted for the election of such other person as the Board of Directors may recommend, in place of the unavailable nominee.

  The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, shall be elected at the Annual Meeting. Shares present or represented at the Annual Meeting and not voting shall not be counted as affirmative votes.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE SLATE OF DIRECTORS PROPOSED BY THE BOARD OF DIRECTORS.

                     DIRECTORS AND OFFICERS OF THE COMPANY

  The executive officers and directors of the Company and their ages as of May 1, 1996, are as follows:

                      NAME                   AGE     POSITION WITH THE COMPANY
                      ----                   ---     -------------------------
     Robert S. Pepper, Ph.D.................  60 President, Chief Executive
                                                  Officer and Chairman of the
                                                  Board of Directors
     J. Francois Crepin.....................  49 Vice President, Business
                                                  Development
     George Holmes..........................  33 Vice President, Worldwide Sales
     John Kehoe.............................  50 Vice President and Chief
                                                  Financial Officer
     Daniel S. Koellen......................  38 Vice President, Quality and
                                                  Reliability
     Manuel D. Yuen.........................  55 Vice President, Operations
     Thomas J. Connors(1)(2)................  67 Director
     Paul Gray, Ph.D........................  53 Director
     Martin Jurick(2).......................  58 Director
     Henry Kressel, Ph.D.(2)................  62 Director
     Joseph P. Landy(1).....................  35 Director

- --------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

  Dr. Pepper joined the Company in July 1986 as President, Chief Executive Officer and a director. He became Chairman of the Board of Directors in January 1993 and also served as Acting Chief Financial Officer from November 1992 to September 1993. From 1979 until 1984, Dr. Pepper was Vice President and General Manager of the Solid State division of RCA Corporation. Prior to joining RCA, Dr. Pepper had spent over 15 years in the semiconductor industry, including serving as Vice President and General Manager of the

Semiconductor Division at Analog Devices Corporation. Dr. Pepper holds B.S., M.S. and Ph.D. degrees in Electrical Engineering from the University of California at Berkeley.

  Mr. Crepin joined the Company in December 1986 as Vice President, Marketing and Sales, and has held different positions within the Company prior to becoming Vice President of Business Development in 1994. Prior to joining the Company, Mr. Crepin served for 17 years at National Semiconductor Corporation, the last four of which were spent as Director of Worldwide Telecom Marketing. Mr. Crepin served as Director of Strategic Planning for Information Communications for LSI Logic Corporation prior to joining Level One. Mr. Crepin holds an M.B.A. from the University of Paris and a B.S. in Mathematics and Science from Grenoble University.

  Mr. Kehoe joined the Company in October 1995 as Vice President and Chief Financial Officer. Immediately prior to joining the Company Mr. Kehoe served as Senior Vice President and Chief Financial Officer for Focus Surgery, Inc., a medical device manufacturer. From 1992 to 1993 he served as Vice President, Finance and Chief Financial Officer for Celeritek, Inc., a microwave systems company. From 1989 to 1992 he served as Vice President, Finance and Chief Financial Officer of Poqet Computer Corp., a computer manufacturer. Prior to 1989 he worked in various financial and CFO positions for approximately 14 years with high technology companies, including Texas Instruments. Mr. Kehoe holds an MBA from Fordham University and a BBA from Manhattan College.

  Mr. Koellen has been responsible for the Quality and Reliability function since he joined the Company in January 1989, serving as Manager until January 1992, then as Director until January 1993 when he was promoted to the position of Vice President of Quality and Reliability in January 1993. From 1985 to 1989, Mr. Koellen was Lead Failure Analysis Engineer for the Denver Aerospace Division of Martin Marietta Corp., an aerospace defense contractor. Prior to joining Martin Marietta, Mr. Koellen managed the surface analysis laboratory for Mostek Corporation, a supplier of dynamic random access memory integrated circuits. Mr. Koellen holds an M.S. in Engineering and Applied Science from Southern Methodist University and a B.S. in Applied Mathematics, Engineering and Physics from the University of Wisconsin.

  Mr. Yuen was Director of Operations from the time he joined the Company in February 1991 until January 1992, when he was promoted to Vice President of Operations. Prior to joining the Company, Mr. Yuen spent over 20 years at National Semiconductor Corporation, a semiconductor manufacturer, as Director of its Santa Clara foundry from 1986 to 1987 and as Vice President--Military Aerospace Division from 1987 to 1989. From 1989 to 1991, Mr. Yuen was a self-employed real estate investor. Mr. Yuen holds a B.S. and an M.S. in Electrical Engineering from the University of California at Berkeley.

  Mr. Holmes joined the Company in August, 1994 as Vice President, Worldwide Sales. Prior to joining the Company, he had been employed since 1985 by Telecom Solutions, a division of Symmetricom, Inc. From 1993-1994 he served as Telecom Solutions' Assistant Vice President for New Business Development; from 1992-1993 he was Executive Director of Sales, Global Synchronization Products; from 1990-1992 he was Director of Sales, OEM, Inter-exchange Carrier Products and International Products; from 1989-1990 he was National Sales Manager for the Analog solutions group. He has a Bachelors degree in Business from the University of Puget Sound and a Diploma in International Business from Nijenrode, Hogeschool voor Benrijfskunde (the Netherlands Graduate School of Business).

  Mr. Connors has been a director of the Company since April 1991. Since 1980, Mr. Connors has been the principal of TJC Investments, an independent consulting firm that works with companies in the semiconductor and semiconductor-related industries. Previously, Mr. Connors was employed by Motorola, Inc., a semiconductor manufacturing company, where he last served as Vice President and General Manager of the Semiconductor Division. Mr. Connors is also a member of the Board of Directors of Zilog, Inc., Open Vision Technologies, Inc., and SGS-Thomson Microelectronics, Inc., a wholly-owned subsidiary of SGS-N.V.

  Dr. Gray has been a director since April 1994. Since 1978, Dr. Gray has been a professor in the Electrical Engineering and Computer Sciences Department at the University of California, Berkeley, serving as Vice

Chairman of the department from 1988 to 1990, as Chairman of the department from 1990 to 1993, and, commencing in July 1996, as Dean of the College of Engineering. He served as a director of Microlinear Corporation from 1988 to 1991. He has published more than 100 papers in the electrical engineering field, has served on numerous industry committees, and holds 10 patents.

  Mr. Jurick has been a director of the Company since April 1991. Since 1984, Mr. Jurick has been Senior Vice President of Silicon Systems, Inc. ("SSI"), a semiconductor manufacturing company, where he has been employed since 1973. SSI is a wholly owned subsidiary of TDK Corporation. Mr. Jurick also serves as a director of SSI and of Microsemi Corp.

  Dr. Kressel has been a director of the Company since August 1987. Since 1985, Dr. Kressel has been Managing Director at E.M. Warburg, Pincus & Co., Inc. ("EMW"), an investment firm, where he has been employed since 1983. Prior to joining EMW, Dr. Kressel spent 20 years at RCA Laboratories, where he became a Staff Vice President. Dr. Kressel is also a member of the Board of Directors of Zilog, Inc., Maxis, Inc., and Trescom International.

  Mr. Landy has been a director of the Company since January 1991 and was appointed Secretary of the Company in July 1993. Since January 1994, Mr. Landy has served as a Managing Director at E.M. Warburg, Pincus & Co., Inc. ("EMW"), an investment firm, where he has been employed since 1985. Prior to joining EMW, Mr. Landy was employed by Dean Witter Realty, Inc., the real estate investment banking affiliate of Dean Witter Reynolds, Inc., as a financial analyst.

  Directors are elected by the shareholders at each annual meeting to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed. There are no family relationships between any directors or executive officers.

  Non-employee Directors of the Company who are not affiliated with shareholders owning 10% or more of the Company's stock receive $1,800 per day for each day devoted to Company Board or committee meetings. The Company reimburses each director for reasonable expenses of attending meetings of the Board of Directors and any committees thereof. Upon adoption of Proposal 3 set forth herein, non-affiliated non-employee directors shall be entitled to annual automatic option grants averaging 2,000 shares per year.

  There are no agreements or other arrangements or understandings pursuant to which any director of the Company will be selected as a director or nominee.

  The Board of Directors of the Company met nine times during the fiscal year ended December 30, 1995. The Board of Directors has an Audit Committee and a Compensation Committee. During the fiscal year ended December 30, 1995, each director attended or participated in 75% or more of the aggregate of (i) all meetings of the Board of Directors held during the period in which such director served and (ii) all meetings of committees of the Board on which such director served.

  The Audit Committee of the Board of Directors currently consists of Directors Connors and Landy. The Audit Committee recommends the engagement of independent auditors, consults with the independent auditors regarding the scope of annual audits and reviews the Company's system of internal accounting controls. The Audit Committee met once for the fiscal year ended December 30, 1995.

  The Compensation Committee of the Board of Directors currently consists of Directors Connors, Jurick and Kressel. The Compensation Committee establishes the compensation by the Company to its executive officers. The Compensation Committee met three times for the fiscal year ended December 30, 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Compensation Committee currently consists of directors Connors, Jurick and Kressel. The Compensation Committee reviews and approves, subject to approval by the Board of Directors with respect to the Chief Executive Officer, the compensation of the Company's executive officers.

  Mr. Connors was paid $118,800 during 1995 for consulting services rendered under an agreement with the Company. The Company has agreed to pay Mr. Connors $10,800 per month for consulting services. In addition, Mr. Connors is reimbursed for expenses incurred in connection with such services and receives additional compensation in the event he performs services beyond those required under the agreement. During fiscal 1995 Mr. Connors was granted an option to purchase 15,000 shares of the Company's stock at an exercise price of $16.50.

  During 1995, the Company paid SSI, of which Mr. Jurick is an executive officer, $75,000 pursuant to a cross-licensing agreement relating to certain of the two companies' respective technologies.

                            EXECUTIVE COMPENSATION

  The following table sets forth the compensation earned by the Company's Chief Executive Officer and the four other highest paid executive officers whose compensation for the 1995 fiscal year was in excess of $100,000 (collectively the "Named Officers").

                          SUMMARY COMPENSATION TABLE

                                                              LONG-TERM
                                  ANNUAL COMPENSATION(1)     COMPENSATION
                                  -------------------------  ------------
                                                              SECURITIES
                                                              UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY ($)    BONUS ($)    OPTIONS (#)  COMPENSATION($)(2)
- ---------------------------  ---- -----------   -----------  ------------ ------------------
Robert S. Pepper, Ph.D.      1995      227,172        90,000       --            4,280
President, Chief Execu-
 tive Officer and            1994      196,794        50,000   120,000          78,632
Chairman of the Board        1993      191,058        50,000   105,356           3,750
George B. Holmes             1995      130,916       149,582    60,000           4,205
Vice President, Sales        1994       41,556        20,000       --              433
J. Francois Crepin           1995      133,306        12,143    35,500           4,284
Vice President, Business
 Development                 1994      124,650         9,500       --            8,530
                             1993      120,857           --     13,500           3,236
Manuel D. Yuen(3)            1995      123,520        13,000    33,000           2,443
Vice President, Opera-
 tions                       1994      110,778        10,000       --            2,853
                             1993      104,418           --     37,500           2,857
Daniel S. Koellen            1995      111,266        11,852    23,100           3,120
Vice President, Quality
 & Reliability               1994       98,566        11,000       --            2,869
                             1993       90,597           --     27,000           2,675

- --------
(1) Annual compensation amounts include amounts deferred at the election of the Named Officer pursuant to the Company's 401(k) plan.

(2) Other annual compensation represents the Company's 401(k) matching contributions. In addition, the Company reimbursed the underwriting commissions paid by employees who sold shares in the February 9, 1994, public offering of the Company's common stock; Messrs. Pepper and Crepin were reimbursed $75,240 and $4,860, respectively.

(3) At December 30, 1995, Mr. Yuen held 3,000 shares of restricted stock, which vested on March 11, 1996. At December 30, 1995, such shares were valued at an aggregate of $54,000, based on the closing sale price for the Company's stock on December 29, 1995 (the last trading day of fiscal 1995) of $18.00 per share.

                                  PROPOSAL 2

       APPROVAL OF AN AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN

  The Company's 1993 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and approved by the shareholders in July 1993. A total of 450,000 shares of Common Stock has been reserved for issuance thereunder.

PROPOSED AMENDMENT TO THE PURCHASE PLAN

  Presently the Purchase Plan provides that an employee must have been employed by the Company for at least one year in order to participate. In February 1996, the Board of Directors approved an amendment to the Purchase Plan to permit participation by employees who have been employed by the Company for 90 days. Proposal 2 seeks shareholder approval of this amendment.

  The Board considers the earlier participation date an important element to the future success of the Purchase Plan as an employee incentive program. The Board believes that the Purchase Plan is an integral component of the Company's benefits program that is intended to provide employees with an incentive to exert maximum effort for the success of the Company and to participate in that success through the acquisition of the Company's Common Stock. As of May 1, 1996, approximately 50% of the Company's eligible employees were participating in the Purchase Plan.

  The affirmative vote of a majority of the votes cast will be required to approve the amendment to the Purchase Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

  The essential provisions of the Purchase Plan are outlined below.

ADMINISTRATION

  The Purchase Plan is administered by the Board of Directors.

ELIGIBILITY

  Only employees may participate in the Purchase Plan. For this purpose, an "employee" is any person who is regularly employed at least twenty (20) hours per week and five (5) months per calendar year by the Company or any of its majority-owned subsidiaries. As of February 16, 1996 (the last enrollment date), there were approximately 240 employees eligible to participate in the Purchase Plan, of whom approximately 120 were participants.

OFFERING PERIOD

  Participants in the Purchase Plan are eligible to purchase shares of the Company's Common Stock based on payroll deductions within two annual six-month offering periods, one commencing on each February 16 and ending on each August 15, and the second commencing on each August 16 and ending on each February
15. The offering periods shall continue until the Purchase Plan is terminated. The beginning date of each offering period is the "Offering Date"; the end date of each offering period is the "Exercise Date".

PURCHASE PRICE

  The purchase price per share at which shares will be sold in an offering under the Purchase Plan is the lower of (i) eighty-five percent (85%) of the fair market value of a share of Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of Common Stock on the Exercise Date. The fair market value of the Common Stock on a given date shall be the closing price as reported in the Wall Street Journal. As of June 18, 1996, such price as $19.25.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

  The purchase price of the shares is accumulated by payroll deductions over the offering period. The Purchase Plan provides that the aggregate of such payroll deductions during the offering period shall not exceed eight percent (8%) of total compensation during the offering period. During the offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease but not increase the rate of payroll deductions.

TERMINATION OF PARTICIPATION

  Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. A participant may also withdraw voluntarily.

AMENDMENT AND TERMINATION OF THE PLAN

  The Board may at any time amend or terminate the Purchase Plan, except that no such termination shall adversely affect the existing rights of any participant to purchase stock as of the date of such termination. Under the Purchase Plan, an amendment to increase the number of shares reserved for issuance, to materially modify the requirements for eligibility, to extend the term of the Purchase Plan, to reduce the purchase price for shares under the Purchase Plan formula, or to materially increase the benefits to participants, requires the approval of the shareholders of the Company. The Purchase Plan will terminate in July 2008, unless terminated earlier by the Board.

TAX INFORMATION

  The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two (2) years from the Offering Date or one (1) year from the date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the Offering Date. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above and subject to the limitation on deductibility set forth in Section 162(m) of the Code.

  The foregoing is only a summary of the effect of federal income taxation laws upon the participant and the Company with respect to the shares purchased under the Purchase Plan, does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any municipality, state or foreign country in which the participant may reside.

PARTICIPATION IN THE PURCHASE PLAN

  Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her respective determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. The following table sets forth information with respect to the shares purchased during 1995 by (i) the Named Officers, (ii) all current executive officers as a group, (iii) all current non-executive officers as a group, and (iv) all other employees as a group.

                                                           NUMBER OF
   NAME (OR GROUP) AND POSITION                             SHARES   DOLLARS (1)
   ----------------------------                            --------- -----------
   Robert S. Pepper......................................        0           0
   George B. Holmes......................................        0           0
   J. Francois Crepin....................................      731     $ 4,213
   Daniel S. Koellen.....................................      361       2,089
   Manuel Yuen...........................................      669       3,862
   All current executive officers as a group (6 persons).    1,761     $10,164
   All current directors who are not executive officers
    as a group (5).......................................        0           0
   All other employees excluding executive officers as a
    group (66 persons)...................................   12,938     $73,449

- --------
(1) Market value on the date of purchase, minus the purchase price under the Purchase Plan.

                                  PROPOSAL 3

             APPROVAL OF AMENDMENTS TO THE 1993 STOCK OPTION PLAN

  In July 1993, the Board of Directors and the shareholders approved the Company's 1993 Stock Option Plan (the "1993 Option Plan"). Under the 1993 Option Plan, options to purchase up to 1,050,000 shares of Common Stock may be granted to employees, directors and consultants of the Company or its subsidiaries. The 1993 Option Plan is administered by a stock option committee consisting of disinterested directors (the "Option Committee"). Each option granted under the 1993 Option Plan must be exercised within a period fixed by the Option Committee, which period may not exceed ten years from the date of grant of the option. Unless otherwise designated as "incentive stock options" intended to qualify under Section 422 of the Code, options which are granted under the 1993 Option Plan are intended to be "nonstatutory stock options." The 1993 Option Plan expires in July 2008.

  Stock options play a key role in the Company's ability to recruit, reward and retain executives, key employees and directors. Technology companies have historically used stock options as an important part of recruitment and retention packages. The Company competes directly with these technology companies for experienced executives and professionals and must be able to offer comparable packages to attract the caliber of individual that the Company believes is necessary to provide the growth that shareholders desire.

  The Company's growth is largely responsible for the need to increase shares issuable under the 1993 Option Plan. Management believes that the ability to retain management and key employees of the Company by providing ongoing incentives and to maintain an option pool for use in future hiring is vital to the Company's growth.

PROPOSED AMENDMENT TO THE OPTION PLAN

  On December 21, 1995, the Board of Directors increased the shares reserved for issuance under the Option Plan by an additional 2,000,000 shares, bringing the total shares reserved for issuance under the Option Plan to 3,050,000 shares, and to provide for automatic option grants for non-employee and non-affiliate directors, to vest at 2,000 shares per year per grant over a five-year period, and to conform to the requirements of Internal Revenue Code Rule 162(m).

  Proposal 3 seeks shareholder approval of these amendments.

VOTE REQUIRED

  The affirmative vote of a majority of the votes cast will be required to approve the amendments to the Option Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

  The essential provisions of the Option Plan are outlined below.

ADMINISTRATION

  The Option Plan is administered by the Option Committee of the Board of Directors.

ELIGIBILITY

  The Option Plan provides that options and stock purchase rights may be granted to any person, including officers and directors, employed by the Company or its majority-owned subsidiaries and to consultants to the Company. Incentive stock options may be granted only to employees, including officers. The Option Committee of the Board of Directors approves the participants, the time or times at which options and stock purchase rights shall be granted and the number of shares to be subject to each. In making such determination, there is taken into account the duties and responsibilities of the employee, the value of the employee's services, his or her present and potential contributions to the success of the Company and other relevant factors. As of May 1, 1996, there were approximately 330 employees currently eligible to participate in the Option Plan.

TERMS OF OPTIONS

  The terms of options granted under the Option Plan are determined by the Option Committee. Each option is evidenced by a stock option agreement between the Company and the employee or consultant to whom such option is granted and is normally subject to the following additional terms and conditions:

    (a) EXERCISE OF THE OPTION: The Option Committee may determine when options shall become exercisable. The Company's current policy is that each Option Agreement provides that shares covered by the option are subject to vesting over time. Shares subject to an initial option grant normally vest over five (5) years at the rate of twenty percent (20%) of the shares annually. The Company may at any time or from time to time accelerate the vesting of any outstanding option. The purchase price of the shares purchased upon exercise of any option shall be paid in cash, check or other shares of Common Stock.

    (b) EXERCISE PRICE: The exercise price under the Option Plan is determined by the Option Committee. In the case of an incentive stock option granted to an employee, the exercise price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted. For a nonstatutory option or a stock purchase right, the price shall not be less than eighty-five percent (85%) of the fair market value on the date of grant. In the case of an option or stock purchase right granted to a shareholder who, immediately prior to such grant, owns stock representing more than ten percent (10%) of the voting power or value of all classes of stock of the Company, the exercise price must not be less than 110% of such fair market value.

    (c) TERMINATION OF EMPLOYMENT: If the optionee's status as an employee or consultant terminates for any reason other than death or disability, options under the Option Plan may be exercised not later than three (3) months after such termination and may be exercised only to the extent such option was exercisable and vested on the date of termination.

    (d) DISABILITY OF OPTIONEE: If an optionee should become totally and permanently disabled while employed by the Company, options may be exercised within twelve (12) months after termination of employment due to such disability, but only to the extent such options were exercisable and vested on the date of termination.

    (e) DEATH OF OPTIONEE: If an optionee should die while employed by the Company, options may be exercised at any time within twelve (12) months after death, but only to the extent the options would have been exercisable and vested at the date of death.

    (f) TERMINATION OF OPTIONS: Incentive stock options granted under the Option Plan expire ten (10) years from the date of grant and nonstatutory stock options granted under the Option Plan expire ten (10) years and one
  (1) day from the date of grant, unless otherwise provided in the option agreement. However, in the case of an option granted to an employee who, at the time the option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, the term of the option shall not be greater than five (5) years.

AUTOMATIC GRANTS TO NON-EMPLOYEE, NON-AFFILIATE DIRECTORS

  On December 31 of each year beginning with December 31, 1996, each current member of the Board of Directors who is not an employee of the Company or a representative of shareholders owning more than ten percent (10%) of the outstanding shares of the Company, shall automatically receive an option to purchase 2,000 shares. Such option shall become exercisable four years after the date of grant. Any future new non-employee, non-affiliate director would receive an initial automatic grant of an option to purchase 10,000 shares, vesting 20% annually, and, two years after the initial grant, an additional annual automatic grant of an option to purchase 2,000 shares exercisable four years after the date of grant.

PERFORMANCE-BASED COMPENSATION LIMITATIONS

  No employee shall be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares. The Company may, however, upon an employee's initial employment, grant an option to purchase up to an additional 500,000 shares. The foregoing limitations, which shall be adjusted proportionately in connection with any change in the Company's capitalization (such as a stock split), are intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

  In the event any change is made in the Company's capitalization that results from a stock split or payment of a stock dividend (but only on Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration, appropriate adjustment shall be made in the exercise price and in the number of shares subject to the option.

  In the event of a proposed dissolution or liquidation of the Company, each unexercised option will terminate immediately prior to the consummation of such proposed action.

  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the options shall be assumed or an equivalent option shall be substituted by the successor corporation. If no such assumption or substitution is made, the Board shall notify the participant that the option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice and the option will terminate upon the expiration of such period.

AMENDMENT AND TERMINATION

  The Board may amend or terminate the Option Plan from time to time in such respects as the Board may deem advisable; provided that any increase in the number of shares subject to the Option Plan shall require shareholder approval. The Plan will terminate on July 7, 2008, unless terminated earlier by the Board.

TAX INFORMATION

  Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

  An optionee who is granted an incentive stock option generally will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income on such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. In such event, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

  An option that does not qualify as an incentive stock option is a nonstatutory option. A participant does not recognize taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured by the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short- term capital gain or loss, depending on the holding period.

  The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

  The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

PARTICIPATION IN THE OPTION PLAN

 Option Grants in Last Fiscal Year and Year-End Option Values

  The following table sets forth certain information concerning grants of stock options to each of the Named Officers during the fiscal year ended December 30, 1995. The options listed were granted under the 1993 Option Plan. In accordance with the rules of the Securities and Exchange Commission, also shown is the potential realizable value based on the assumed rates of stock price appreciation of 5% and 10%, compounded annually, from the date the option was granted over the full option term. These amounts represent certain assumed rates of appreciation only and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                          --------------------------------------------
                                                                       POTENTIAL REALIZABLE
                                                                         VALUE AT ASSUMED
                                      % OF TOTAL                          ANNUAL RATES OF
                           NUMBER OF    OPTIONS                             STOCK PRICE
                          SECURITIES  GRANTED TO                         APPRECIATION FOR
                          UNDERLYING   EMPLOYEES  EXERCISE                OPTION TERM(1)
                            OPTIONS       IN        PRICE   EXPIRATION ---------------------
          NAME            GRANTED (#) FISCAL YEAR ($/SHARE)    DATE     5% ($)     10% ($)
          ----            ----------- ----------- --------- ---------- --------- -----------
Robert S. Pepper, Ph.D..       --         --          --         --          --          --
J. Francois Crepin......    35,500       4.5%       16.50    4/26/05     368,502     933,931
George B. Holmes........    60,000       7.7%       16.13    8/16/04     564,831   1,408,042
Manuel D. Yuen..........    33,000       4.2%       16.50    4/26/05     342,551     868,161
Daniel S. Koellen.......    23,100       3.0%       16.50    4/26/05     239,786     607,713

- --------
(1) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 5-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

  The following table provides information with respect to the Named Officers concerning the exercise of options during the last fiscal year and unexercised options held as of December 30, 1995:

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                              SHARES                   OPTIONS AT FISCAL YEAR END (#)     AT FISCAL YEAR END(1) ($)
                             ACQUIRED       VALUE      -------------------------------    -------------------------
          NAME            ON EXERCISE(#) REALIZED($)   EXERCISABLE       UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
          ----            -------------- -----------   -----------       -------------    ----------- -------------
Robert S. Pepper, Ph.D..       --            --            115,238          155,118         2,030,109    1,098,662
J. Francois Crepin......       --            --              9,000           40,000           140,966      123,733
George B. Holmes........       --            --             12,000           48,000            22,500       90,000
Manuel D. Yuen..........       --            --             34,000           59,000           598,966      507,533
Daniel S. Koellen.......       --            --             18,200           40,000           320,623      332,372

- --------
(1) Based upon the market price of $18.00 per share, which was the closing price per share on the NASDAQ National Market System on the last trading day of the 1995 fiscal year, less the option exercise price payable per share.

                                PROPOSAL NO. 4

          RATIFICATION OF APPOINTMENT OF CERTIFIED PUBLIC ACCOUNTANTS

  The Board of Directors has reappointed Arthur Andersen & Co. as the Company's independent certified public accountants. Arthur Andersen & Co. have been the Company's certified public accountants since the fall of 1990.

  Although not required to do so by California law, the Company currently intends to seek shareholder ratification of the appointment of the Company's auditors at each annual meeting. Ratification requires the affirmative vote of a majority of the outstanding shares of the Company's common stock represented and entitled to vote at the Annual Meeting. Shares present or represented at the Annual Meeting and not voting shall not be counted as affirmative votes. In the event the necessary vote is not obtained, the matter will be returned to the Board of Directors for consideration of alternatives.

  Representatives of Arthur Andersen & Co. are expected to be in attendance at the Annual Meeting, with opportunity to make a statement if they so desire and to be available to answer shareholders' questions as presented.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS THE COMPANY'S AUDITORS.

      REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
                            EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is responsible for the administration of the compensation programs in effect for the Company's executive officers. These programs have been designed to ensure that the compensation paid to the executive officers is substantially linked to both Company and individual performance.

EXECUTIVE COMPENSATION PRINCIPLES

  The design and implementation of the Company's executive compensation programs are based on a series of general principles. These principles may be summarized as follows:

 . Align the interests of management and shareholders to build shareholder value by the encouragement of consistent, long-term Company growth.

 . Attract and retain key executive officers essential to the long-term success of the Company.

 . Reward executive officers for long-term corporate success by facilitating their ability to acquire an ownership interest in the Company.

 . Provide direct linkage between the compensation payable to executive officers and the Company's attainment of annual and long-term financial goals and targets.

 .  Emphasize reward for performance at the individual and corporate level.

COMPONENTS OF EXECUTIVE COMPENSATION

  The components of the Company's executive compensation programs are as follows, with a detailed summary provided below: Base Salary; Cash Bonus; Long-Term Incentives; and Benefits and Perquisites.

  Each component is calibrated to a competitive market position, with market information provided by compensation surveys and information collected by the Company's Compensation Committee.

BASE SALARY

  The base salary for each executive officer is determined on the basis of individual performance, the functions performed by the executive officer and the scope of the executive officer's ongoing responsibilities, and the salary levels in effect for comparable positions based on information provided by the compensation surveys referenced above and information for comparable companies in the semiconductor and high technology industries. The weight given to each of these factors varies from individual to individual. In general, base salary is intended to be competitive within the relevant industry and geographic market.

  Each executive officer's base salary is reviewed annually to ensure appropriateness, and changes to base salary are made to reflect competitive market increases and individual factors. During 1995, Company performance did not play a significant role in the determination of base salary.

CASH BONUS

  Executive officers other than Robert S. Pepper and George B. Holmes earned cash bonuses for the 1995 fiscal year pursuant to the Company's executive bonus program. Under this program, executive officers earn a bonus that is based on the Company's profitability. Mr. Holmes, Vice President of World-Wide Sales, was awarded a bonus based on achievement of specified sales targets. Dr. Pepper's bonus is described under the heading "Chief Executive Officer Compensation" below.

LONG-TERM INCENTIVES

  Long-term incentives are provided through stock option grants. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance. Customarily, option grants are made with exercise prices equal to the market price of the shares on the date of grant and will be of no value unless the market price of the Company's outstanding common shares appreciates, thereby aligning a substantial part of the executive officer's compensation package with the return realized by the shareholders.

  The size of each option grant is designed to create a meaningful opportunity for stock ownership and is based upon several factors, including relevant information contained in the compensation surveys described above, an assessment of the option grants of comparable companies, and the expected individual future performance and contribution of each executive officer.

  Each option grant allows the executive officer to acquire shares of the Company's common stock at a fixed price per share (customarily the market price on the grant date) over a specified period of time (customarily five years for the initial grant). The option generally vests in equal installments, contingent upon the executive officer's continued employment with the Company. The Company customarily makes additional annual grants so that in any year an executive officer's latest vesting options vest four years into the future.

  Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company and the market price of the underlying shares appreciates over the option term.

BENEFITS AND PERQUISITES

  The benefits and perquisites component of executive compensation is generally similar to that which is offered to all of the Company's employees.

CHIEF EXECUTIVE OFFICER (CEO) COMPENSATION

  In setting the compensation payable to the Chief Executive Officer, Robert
S. Pepper, Ph.D., the goal is to provide compensation competitive with other companies in the industry while at the same time making a significant percentage of his earnings subject to consistent, positive, long-term Company performance. In general, the factors utilized in determining Dr. Pepper's compensation were similar to those applied to the other executive officers in the manner described in the preceding paragraphs. Additionally, with respect to Dr. Pepper's bonus compensation, the Compensation Committee set a series of revenue, earnings and management activity targets for the Company. Payment of a bonus to Dr. Pepper was contingent on achievement of at least the lowest of each of the revenue and earnings targets. Dr. Pepper was, in addition, eligible for additional bonus amounts in the discretion of the committee if the targets were achieved, up to a maximum of $120,000.

  Dr. Pepper received a 15.4% base salary increase for the period of 1995 over 1994, and a cash bonus of $90,000. In addition, the Company 401(k) Plan contribution for Dr. Pepper was $4,280 in 1995.

COMPENSATION COMMITTEE MEMBERS:

Thomas Connors
Martin Jurick
Henry Kressel, Ph.D.

                               PERFORMANCE GRAPH

  Set forth below is a graph indicating cumulative monthly total return (assuming reinvestment of dividends) for the fiscal year ended December 30, 1995 on $100 invested alternatively in the Company's common stock, the index for NASDAQ United States issuers prepared by the Center for Research in Security Prices, and a "peer group" of companies engaged in semiconductor manufacture for the telecommunications industry selected by the Company. The index level for all series was set to $100 on August 19, 1993, the date of the Company's initial public offering of its common stock, with the Company's beginning stock price set at $19.00 per share, the closing price on such date. Each line represents a monthly index level derived from compounded daily returns including all dividends.

  The companies selected for the peer group were Analog Devices, Inc., Cirrus Logic, Inc., Exar Corp., Microchip Technology, Inc., Sierra Semiconductor Corp., Brooktree Corp., Dallas Semiconductor Corp., Linear Technology Corp., Maxim Integrated Products, Inc., and Zilog, Inc. The returns of each issuer in the peer group are reweighted daily, using the stock market capitalization for the prior day.

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                      AMONG LEVEL ONE COMMUNICATIONS INC.
                    NASDAQ STOCK MARKET AND SELF-DETERMINED


Measurement Period           LEVEL ONE             NASDAQ           SELF-
(Fiscal Month Covered)       COMMUNICATIONS INC.   STOCK MARKET     DETERMINED
- ----------------------       -------------------   ------------     ----------
Measurement Pt-12/31/90      $  0.000              $ 49.731         $ 31.821
 1/31/91                        0.000                55.244           37.670
 2/28/91                        0.000                60.558           44.179
 3/28/91                        0.000                64.611           47.648
 4/30/91                        0.000                65.019           47.767
 5/31/91                        0.000                68.004           50.304
 6/28/91                        0.000                63.863           42.915
 7/31/91                        0.000                67.644           46.113
 8/30/91                        0.000                71.006           48.459
 9/30/91                        0.000                71.268           45.912
10/31/91                        0.000                73.632           52.146
11/29/91                        0.000                71.162           44.634
12/31/91                        0.000                79.852           52.267
 1/31/92                        0.000                84.521           61.981
 2/28/92                        0.000                86.436           63.942
 3/31/92                        0.000                82.356           56.036
 4/30/92                        0.000                78.825           57.576
 5/29/92                        0.000                79.849           54.686
 6/30/92                        0.000                76.727           53.109
 7/31/92                        0.000                79.444           55.244
 8/31/92                        0.000                77.016           57.954
 9/30/92                        0.000                79.881           63.914
10/30/92                        0.000                83.027           65.028
11/30/92                        0.000                89.632           73.677
12/31/92                        0.000                92.932           79.195
 1/29/93                        0.000                95.578           79.025
 2/26/93                        0.000                92.012           72.477
 3/31/93                        0.000                94.676           78.629
 4/30/93                        0.000                90.635           72.733
 5/28/93                        0.000                96.049           81.420
 6/30/93                        0.000                96.494           82.194
 7/30/93                        0.000                96.608           88.661
 8/19/93                      100.000               100.000          100.000
 8/31/93                       94.736               101.601           98.046
 9/30/93                      101.316               104.627          109.489
10/29/93                      115.789               106.979          104.974
11/30/93                      106.140               103.788          103.953
12/31/93                      127.193               106.681          110.565
 1/31/94                      125.000               109.919          120.459
 2/28/94                      117.105               108.892          123.182
 3/31/94                      101.316               102.194          113.739
 4/29/94                      103.289               100.867          120.688
 5/31/94                       97.367               101.114          120.509
 6/30/94                       96.052                97.418          120.806
 7/29/94                      105.263                99.418          110.688
 8/31/94                      123.684               105.755          125.209
 9/30/94                      168.420               105.483          128.111
10/31/94                       94.736               107.556          135.271
11/30/94                       64.474               103.988          129.395
12/30/94                       81.578               104.281          133.354
 1/31/95                       67.105               104.828          127.126
 2/28/95                       86.841               110.367          145.116
 3/31/95                       88.158               113.634          153.279
 4/28/95                       80.921               117.206          167.407
 5/31/95                       82.894               120.241          180.443
 6/30/95                      113.158               129.980          206.621
 7/31/95                      138.157               139.515          241.163
 8/31/95                      130.263               142.352          259.894
 9/29/95                      123.684               145.626          260.110
10/31/95                      118.421               144.717          241.483
11/30/95                      110.526               148.122          231.080
12/29/95                       94.736               147.358          207.544


                     PRINCIPAL AND MANAGEMENT SHAREHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 21, 1996, by (i) each person (or group of affiliated persons) known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors,
(iii) each Named Officer, and (iv) the Company's directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named herein, based on information provided by such persons, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

                                                          SHARES BENEFICIALLY
                                                                 OWNED
                                                          --------------------
 DIRECTORS, NAMED OFFICERS AND 5% SHAREHOLDERS             NUMBER   PERCENT(1)
 ---------------------------------------------            --------- ----------
Warburg, Pincus Capital Company, L.P.(2)................. 4,569,666   34.7%
  466 Lexington Avenue
  New York, New York 10017
Kopp Investment Advisors, Inc. (3)....................... 2,267,382   17.5%
  6600 France Avenue South, Suite 672
  Edina, Minnesota 55435
Robert S. Pepper, Ph.D.(4)...............................   245,689    1.9%
Thomas J. Connors (5)....................................    84,000     *
Paul Gray, Ph.D.(6)......................................     9,000     *
Martin Jurick (7)........................................    10,000     *
Henry Kressel, Ph.D. (2)(8).............................. 4,569,666   34.7%
Joseph P. Landy (2)(8)................................... 4,569,666   34.7%
J. Francois Crepin (9)...................................    28,570     *
George B. Holmes (10)....................................    12,000     *
Daniel S. Koellen (11)...................................    38,883     *
Manuel D. Yuen (12)......................................    66,346     *
All Executive Officers and Directors as a group (11
 persons)(13)............................................ 5,064,154   37.4%

- --------
 (1) Percent ownership is based on 12,971,201 shares of Common Stock outstanding as of May 21, 1996 plus shares issuable pursuant to options or warrants held by the person or class in question that are exercisable within 60 days after May 21, 1996.

 (2) Shares held of record by Warburg, Pincus Capital Company, L.P. ("Warburg"). The sole general partner of Warburg is Warburg, Pincus & Co., a New York general partnership ("WPC"). Lionel I. Pincus is the controlling general partner of WPC. E. M. Warburg, Pincus & Co., Inc. ("EMW"), through a wholly-owned subsidiary, manages Warburg. WPC owns all of the outstanding stock of EMW and, as the sole general partner of Warburg, has a 20% interest in the profits of Warburg. EMW owns 0.9% of the limited partnership interests in Warburg. Each of Dr. Kressel and Mr. Landy is a director of the Company, and each is a managing director of EMW and a general partner of WPC. As such, Dr. Kressel and Mr. Landy may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminate portion of the shares beneficially owned by Warburg, EMW and WPC. Includes 202,746 shares issuable under warrants exercisable within 60 days of May 21, 1996.

 (3) Includes 2,183,382 shares over which Kopp Investment Advisors, Inc. exercises investment discretion, but for which it is not the record holder nor does it exercise voting power; 10,000 shares which Kopp Investment Advisors, Inc., owns directly; 4,000 shares owned by Kopp Investment Advisors, Inc., Profit

     Sharing Plan; 50,000 shares owned by LeRoy C. Kopp; and 20,000 shares owned by Caring and Sharing Foundation.

 (4) Includes 120,333 shares held of record by the Robert S. and Star Pepper Trust, and 140,356 shares issuable under stock options held by Dr. Pepper exercisable within 60 days of May 21, 1996.

 (5) Includes 40,000 shares issuable under stock options held by Mr. Connors exercisable within 60 days of May 21, 1996.

 (6) Includes 9,000 shares issuable under stock options held by Dr. Gray exercisable within 60 days of May 21, 1996.

 (7) Includes 2,000 shares issuable under stock options held by Mr. Jurick exercisable within 60 days of May 21, 1996.

 (8) Shares held of record by Warburg. Both Dr. Kressel and Mr. Landy are managing directors of EMW and general partners of WPC. All of the shares indicated as owned by both Dr. Kressel and Mr. Landy are owned directly by Warburg and are included because of their affiliation with Warburg. Both Dr. Kressel and Mr. Landy disclaim beneficial ownership of such shares.

 (9) Includes 10,000 shares issuable under stock options held by Mr. Crepin exercisable within 60 days of May 21, 1996.

(10) Includes 12,000 shares issuable under stock options held by Mr. Holmes exercisable within 60 days of May 21, 1996.

(11) Includes 28,200 shares issuable under stock options held by Mr. Koellen exercisable within 60 days of May 21, 1996.

(12) Includes 51,000 shares issuable under stock options held by Mr. Yuen exercisable within 60 days of May 21, 1996.

(13) Includes an aggregate of 495,302 shares issuable upon exercise of warrants and stock options held by executive officers and directors exercisable within 60 days of May 21, 1996. See footnotes (2), (4), (5),
     (6), (7), (8), (9), (10), (11), and (12) above.

                       COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all reports they file under Section 16(a).

  To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 30, 1995.

          SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

  Shareholders are advised that any proposal which a shareholder wishes to have presented at the 1997 Annual Meeting and included in the Company's proxy statement for such meeting must be received by the Company, at its principal office, 9750 Goethe Road, Sacramento, California 95827, Attn: Mr. John Kehoe, no later than December 31, 1996. Such proposals may be included in next year's proxy statement if they comply with certain regulations promulgated by the SEC.

                                 OTHER MATTERS

  The Company does not know of any matter other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. Should any other matter be properly brought before the Meeting, the holders of the proxies herein solicited will vote thereon in their discretion.

                                          By Order of the Board of Directors

                                          Robert S. Pepper
                                          Chairman of the Board

Sacramento, California
Dated: June 26, 1996

                                                             APPENDIX A
                                                     TO THE 1996 PROXY STATEMENT


                     LEVEL ONE COMMUNICATIONS, INCORPORATED

                          EMPLOYEE STOCK PURCHASE PLAN

                        As amended through June 4, 1996


     This EMPLOYEE STOCK PURCHASE PLAN (the Plan), has been adopted by the Board of Directors of LEVEL ONE COMMUNICATIONS, INCORPORATED, a California corporation (the Company), effective July 7, 1993, and reflects all amendments through June 4, 1996.

     1. Purpose. The purpose of the Plan is to enable to the Company to attract, retain and motivate employees of the Company to devote themselves to the greater success and prosperity of the Company. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423.

     2.  Definitions.  As used herein, the following definitions shall apply:

     (a) Administrator shall mean the Board or the Compensation Committee of the Companys Board of Directors or another committee of the Board designated to administer the Plan; provided, however, that following the Registration Date the Administrator shall be constituted so as to comply with Rule 16b-3 promulgated under the Exchange Act.

     (b) Board shall mean the Board of Directors of the Company.

     (c) Code shall mean the Internal Revenue Code of 1986, as amended.

     (d) Compensation shall mean the annual base rate of pay of a Participant, including commissions, but excluding overtime, bonuses, income with respect to stock options or other stock purchases, moving expense reimbursements, shift differentials, or pay for work outside the regular work schedule.

     (e) Disinterested Person shall mean a person who has not at any time within one year prior to service as a member of the Administrator (or during such service) been granted or awarded Options or other equity securities pursuant to the Plan or any other plan of the Company or any Parent or Subsidiary. Notwithstanding the foregoing, a member of the Committee shall not fail to be a Disinterested Person merely because he or she participates in a plan meeting the requirements of Rule 16b-3(c) (2) (i) (A) or (B) promulgated under the Exchange Act.

     (f) Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

     (g) Eligible Employee shall mean any regular employee of the Company or any Parent or Subsidiary whose date of hire was at least ninety days prior to the commencement of an Offering Period and who is customarily employed for more than twenty (20) hours per week and five (5) months per year in any calendar year.

     (h) Fair Market Value of a share of Stock shall be determined in good faith by the Board, using such criteria as it deems relevant; provided, however, that following the Registration Date, Fair Market Value shall mean the closing price of the stock on the NASDAQ National Market System, other NASDAQ listing, or any national securities exchange on which the Stock is listed, in each case as quoted in The Wall Street Journal. In the event the stock is not traded on the date as of which the Fair Market Value is to be determined, Fair Market Value shall be determined as of the next preceding date on which the Stock is traded.

     (i)  [Reserved]

     (j) Offering Commencement Date shall mean the first day of each Offering Period.

     (k) Offering Period shall, unless the Administrator has established a shorter period, mean a 6-month period during which contributions for the purchase of Stock under the Plan may be made, commencing each February 16 and August 16, respectively, and ending each August 15 and February 15, respectively.

     (l) Option shall mean the right of a Participant to purchase Stock during the applicable Offering Period.

     (m) Parent shall mean a parent corporation, whether now or hereafter existing, as defined by Section 424(e) of the Code.

     (n) Participant shall mean an Eligible Employee who elects to participate in the Plan.

     (o) Plan Account shall mean the account established for each Participant pursuant to the Plan.

     (p) Purchase Price shall mean the price at which Participants may purchase Stock as determined pursuant to the Plan, as set forth in Section 5(d).

     (q) Registration Date shall mean the effective date of the first registration statement filed by the Company pursuant to Section 12(g) of the Exchange Act with respect to the Common Stock.

     (r) Stock shall mean the no par value common stock of the Company.

     (s) Subsidiary shall mean a subsidiary corporation, whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. The maximum aggregate number of shares which shall be offered under the Plan, for the period commencing November 16, 1993, and concluding July 15, 2008, shall be 450,000 shares of stock [as a result of the Companys 3-2 split in 1994], subject to adjustment as set forth in
Section 10. In the event that any Option granted under the Plan expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option shall again be subject to an Option under the Plan.

     4.  Administration of the Plan.  The Plan shall be administered either by:
(i) the full Board, provided that all members of the Board are Disinterested Persons; or (ii) a committee of two (2) or more directors, each of whom is a Disinterested Person. The Board shall take all action necessary to administer the Plan in accordance with the then effective provisions of Rule 16b-3 promulgated under the Exchange Act; provided, however, THAT ANY AMENDMENT TO THE PLAN REQUIRED FOR COMPLIANCE WITH SUCH PROVISIONS SHALL BE MADE CONSISTENT WITH THE PROVISIONS OF SECTION 15 OF THE PLAN. THE INTERPRETATION OR CONSTRUCTION OF THE BOARD OR THE ADMINISTRATOR SHALL BE CONCLUSIVE AND BINDING ON ALL PERSONS.

     5.  Eligibility and Participation.

     (a) Initial Participation. An Eligible Employee may become a Participant on the Offering Commencement Date by delivering to the Companys payroll office an enrollment form, authorizing payroll deductions as hereinafter set forth, within such time as the Administrator shall determine; absent a contrary determination by the Administrator such forms shall be submitted not less than ten (10) days prior to the Offering Commencement Date. An Eligible Employee who did not enroll in the Plan at the Offering Commencement Date, or a person who becomes an Eligible Employee after an Offering Commencement Date, may enroll in the Plan for the remainder of the Offering Period as of the beginning of the next Offering Period, by submitting an enrollment form not less than ten (10) days prior to the first day of such Offering Period.

     (b) Continued Participation. A Participant shall automatically participate in each successive Offering Period until such time as such Participant withdraws from the Plan as set forth below. A Participant is not required to file any additional enrollment forms for subsequent Offering Periods in order to continue participation in the Plan.

     (c) Payroll Deduction. The Participant shall designate on the enrollment form the percentage of Compensation which he or she elects to have withheld for the purchase of Stock pursuant to the Plan, which percentage may be 2%, 5% or 8% of the Participants Compensation. A Participant may reduce (but not increase) the rate of payroll withholding during an Offering Period by filing an amended enrollment form with the Administrator at the Companys payroll office not less than ten (10) days prior to the last day of any Offering Period for which such change is to be effective; provided, however, that the Administrator may limit the number of such changes that may be made in any Offering Period; absent a contrary determination by the Administrator, no more than one change may be made in any Offering Period. A Participant may increase or decrease the rate of payroll deduction for any subsequent Offering Period by filing with the Company a new enrollment form authorizing payroll deductions at least ten (10) days prior to the Offering Commencement Date for such subsequent Offering Period.

     By enrolling in the Plan, a Participant shall be deemed to have elected to purchase the maximum number of whole shares of Stock which can be purchased with the amount of the Participants Compensation which is withheld during and at the end of the Offering Period.

     (d) Purchase Price. The Purchase Price for each share of Stock to be purchased under the Plan at the end of each Offering Period shall be eighty-five percent (85%) of the Fair Market Value of such share on either (i) the Offering Commencement Date, or (ii) the last day of such Offering Period, whichever is less; provided, however, that the Purchase Price shall be at 100% of such Fair Market Value in the case of a Participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Parent or any Subsidiary.

     (e) Contributions. The Purchase Price of the Stock shall be accumulated by payroll deductions throughout the Offering Period, which shall be applied automatically to purchase Stock at the Purchase Price at the end of each OFFERING PERIOD. PAYROLL DEDUCTIONS SHALL COMMENCE ON THE FIRST PAYDAY FOLLOWING THE OFFERING COMMENCEMENT DATE AND SHALL CONTINUE TO THE END OF THE OFFERING PERIOD UNLESS SOONER ALTERED OR TERMINATED AS PROVIDED IN THIS PLAN.

     (f) Effect of Leave of Absence. During a Company-approved leave of absence on reduced or no compensation, a Participant may, for such period as the Board shall deem reasonable, continue as a Participant in the Plan, at his or her previous level of participation, by making cash payments to the Company on his or her normal paydays in an amount equal to the difference between the amount of his or her regular payroll deductions taken while regularly employed by the Company and the amount of the payroll deduction taken while on such leave of absence. Failure to pay any installment within ten (10) days after the payday on which it is due shall be treated as an election by the Participant to reduce his or her participation in the Plan to the reduced level represented by the payroll deductions then in effect or, if there are none then being taken, as an election to withdraw from the Plan.

     (g) Purchase of Stock. The company will maintain a Plan Account on its books in the name of each Participant. On each payday the amount deducted from the Participants Compensation will be credited to the Participants Plan Account. No interest shall accrue on any such payroll deductions. As of the last day of each Offering Period the amount then in the Participants Plan Account will be divided by the Purchase Price and the amount in the Participants Plan Account shall be used to purchase the number of whole shares of Stock which result. Share certificates representing the number of shares of Stock so purchased shall be issued and delivered to the Participants account as soon as reasonably practicable after the close of each Offering Period. Any amount remaining in the Participants Plan Account at the end of an Offering Period after deducting the amount of the Purchase Price for the number of whole shares issued to the Participant, shall be retained in the Plan Account for use in the next Offering Period.

     (h) Withdrawal; Re-Entry. A Participant may elect to withdraw from participation in the Plan at any time up to the last day of an Offering Period by filing the prescribed form with the Administrator or the Companys payroll office. At the time of withdrawal the amount then credited to the Participants Plan Account (and not previously applied to the purchase of Stock) will be refunded to the participant, in cash, without interest, and the Participants participation in the Plan shall forthwith terminate. A Participant who voluntarily elects to withdraw from the Plan may not resume participation in the Plan until after the expiration of one complete Offering Period, or, for Participants who are persons subject to Section 16 of the Securities Exchange Act of 1934, two complete Offering Periods (six (6) months); re-enrollment shall be made in the same manner as set forth in subsection (a) of this Section 5 for initial participation in the Plan.

     (i) Pro Rata Allocation. In the event that the aggregate number of shares of Stock which all Participants elect to purchase during an Offering Period shall exceed the number of shares remaining available for issuance under the Plan, the number of shares to which each Participant shall become entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the sum of the number of shares the

Participant has elected to purchase and the denominator of which is the sum of the number of shares which all participants have elected to purchase.

     6. Effect of Termination of Employment; Loss of Eligibility. Termination of a Participants employment for any reason, including retirement, disability, or death, or the failure of a Participant to remain an Eligible Employee, shall be treated as a withdrawal under the Plan. A Participant deemed to have withdrawn under this Section 6 for a reason other than death may elect to have the sum then remaining in his or her Plan Account retained in the Plan until the end of the Offering Period then in progress (provided that it will occur within three (3) months of the date of the withdrawing Participants termination of employment) for the purchase of Stock at the end of that Offering Period. After deducting the amount of the Purchase Price for the number of whole shares to be issued to the Participant, any amount remaining in the Participants Plan Account shall be refunded to the Participant, in cash, without interest, and the withdrawn Participants participation in the Plan shall terminate. A transfer by a Participant from the Company to a Parent or Subsidiary, from one Subsidiary to another, or from a Parent or Subsidiary to the Company, shall not be treated as a termination of employment, for purposes of the Plan.

     7. Limitation on Stock Ownership. Notwithstanding any provision herein to the contrary, no employee shall be granted an Option to purchase Stock pursuant to Section 5: (i) if such employee, immediately after electing to purchase such Stock, would own Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary, or (ii) if the rights of the employee to purchase Stock under this and all other qualified employee stock purchase plans of the Company (or any Parent or Subsidiary of the Company) would accrue (become exercisable) at a rate that exceeds $25,000 of Fair Market Value of such Stock determined at the time such right is granted, for each calendar year for which such purchase right is outstanding at any time. For purposes of the percentage limitation of the first limitation of this Section 7, ownership of Stock shall be determined by the attribution rules of Section 425(d) of the Code, and a Participant shall be considered to own any Stock which the Participant may purchase under outstanding Options.

     8. Options Not Transferable. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, consonant with the provisions of Section 425(c)(2) of the Code and with the approval of the Administrator, Stock may be acquired under the Plan by the Participant in joint tenancy with another. If the Participant shall in any manner attempt to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as herein permitted, such act shall be treated as a withdrawal from the Plan.

     9. Tax Treatment of Purchased Shares; Short-Swing Exposure; Holding Periods. Section 423(a) of the Code specifies that Stock purchased under an employee stock purchase plan such as this Plan must be held by the Participant for: (1) two (2) years after enrollment in the Plan; and (ii) one (1) year after the actual Stock purchase. Any disposition of Stock acquired under the Plan within the foregoing holding periods may result in the loss of certain tax advantages to the concerned Participant. Additionally, any disposition of Stock acquired under the Plan, by a Participant who is a person subject to Section 16 of the Exchange Act, within six (6) months following the acquisition thereof, will presumptively be subject to short-swing liability pursuant to Section 16(b) of said Act.

     10.  Adjustments or Changes in Capitalization, Merger, Liquidation.
Subject to any required action by the shareholders of the Company, proportionate adjustments shall be made for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the Stock or any other increase or decrease in the number of such shares of Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Option.

     The Administrator may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number or class of securities covered by any Option, as well as the price to be paid therefor, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of Stock, and in the event of the Company being consolidated with or merged into any other corporation. Upon any merger or consolidation, if the Company is not the surviving corporation, the Options granted under the Plan shall either be assumed by the new entity or shall terminate in accordance with the provisions of the preceding sentence.

     Unless otherwise determined by the Board, upon the dissolution or liquidation of the Company the Plan shall terminate and all Options shall terminate and thereupon become null and void.

     11. No Right to Continuing Employment. Neither the establishment nor the operation of the Plan shall confer upon any Participant or any other person any right with respect to continuation of employment or other service with the Company or any Parent or Subsidiary, nor shall the Plan interfere in any way with the right of the Participant or the right of the Company (or any Parent or Subsidiary) to terminate such employment or service at any time.

     12. Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares of Stock he or she may have a right to purchase under the Plan until the date of issuance of a stock certificate to such Participant for shares issued pursuant to the Plan.

     13.  Designation of Beneficiary.

     (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participants Plan Account in the event of such Participants death subsequent to the end of an offering period but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participants Plan Account in the event of such Participants death prior to the end of an OFFERING PERIOD.

     (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participants death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the

Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     14. Non-Liability. Neither the Company nor the Board nor the Administrator, nor any member of the Board or the Administrator, shall be liable for any action or determination made in good faith with respect to the Plan, any interpretation thereof or amendment thereto, or any Option granted under it, nor if, notwithstanding the good faith efforts of the foregoing, it is determined for any reason, by the Internal Revenue Service or a court of competent jurisdiction, that any Option granted hereunder, intended to qualify under
Section 423 of the Code, does not qualify.

     15. Amendment or Termination of the Plan. The Board shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that no Participants then existing rights to purchase Stock as of the date of such termination shall be adversely affected thereby; and provided, further, that no amendment to the Plan shall be effective unless such amendment is approved by a vote of the holders of a majority of the outstanding shares of Common Stock of the Company represented and voting at a duly called meeting of the shareholders held within twelve months before or after the date upon which such action is taken by the Board, if such amendment would:

     (a) Increase the aggregate number of shares of Stock to be issued under the Plan (except as set forth in Section 10);

     (b) Materially modify the requirements for eligibility to participate in the Plan;

     (c)  Extend the term of the Plan;

     (d) Alter the Purchase Price formula so as to reduce the price for shares of Stock to be purchased under the Plan;

     (e) Otherwise materially increase the benefits accruing to Participants under the Plan; or

     (f) Knowingly cause the Plan to fail to meet the requirements of an employee stock purchase plan under Section 423 of the Code.

     The Plan shall terminate on July 15, 2008, if it has not been earlier terminated (or extended) pursuant to this Section 15.

     16. Shareholder Approval. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding capital stock of the Company entitled to vote within twelve (12) months before or after the Plan is adopted. Any option exercised before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within twelve (12) months before or after the Plan is adopted. Stock issued upon the exercise of such options shall not be counted in determining whether such approval is obtained.

                                                             APPENDIX B
                                                     TO THE 1996 PROXY STATEMENT

                    LEVEL ONE COMMUNICATIONS, INCORPORATED
                            1993 STOCK OPTION PLAN

                 Amended and Restated as of December 21, 1995


1.  Purposes of the Plan.  The purposes of this Stock Plan are:

     o to attract and retain the best available personnel for positions of substantial responsibility

     o to provide additional incentive to Employees, Consultants and certain Outside Directors, and

     o  to promote the success of the Companys business.

        Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. The Plan also provides for automatic grants of Nonstatutory Stock Options to certain Outside Directors.

2.  Definitions.  As used herein, the following definitions shall apply:

    (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

    (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

    (c) "Board" means the Board of Directors of the Company.

    (d) "Code" means the Internal Revenue Code of 1986, as amended.

    (e) "Committee" means a Committee appointed by the Board in accordance with
Section 4 of the Plan.

    (f) "Common Stock" means the Common Stock of the Company.

    (g) "Company" means Level One Communications, Incorporated, a California corporation.

    (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term Consultant shall not include Directors who are paid only a directors fee by the Company or who are not compensated by the Company for their services as Directors.

    (i) "Continuous Status" means that the employment, directorship or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be interrupted by transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Continuous Status as an Employee, Outside Director or Consultant shall not be considered interrupted by any leave of absence approved by the Company. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

    (j) "Director" means a member of the Board.

    (k) "Disability" means total and permanent disability as defined in Section 22(e)(3) "of the Code.

    (l) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a directors fee by the Company shall be sufficient to constitute employment by the Company.

    (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

        (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

        (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

        (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

    (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (p) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

    (q) "Grant Summary" means a written notice evidencing certain terms and conditions of an individual Option grant. The Grant Summary is part of the Option Agreement.

    (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (s) "Option" means a stock option granted pursuant to the Plan.

    (t) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

    (u) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

    (v) "Optioned Stock" means the Common Stock subject to an Option.

    (w) "Optionee" means an Employee, Consultant or Outside Director who holds an outstanding option.

    (x) "Outside Director" means a member of the Board who is not an Employee.

    (y) "Parent" means a parent corporation, whether now or hereafter existing, as defined in Section 424(e) of the Code.

    (z) "Plan" means this Level One Communications, Incorporated, 1993 Stock Option Plan, amended and restated as of December 21, 1995.

    (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

    (bb) "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

    (cc) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

    (dd) "Subsidiary" means a subsidiary corporation, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan (including Shares for which Options have been granted and are outstanding as of December 21, 1995) is 3,050,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

    If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

4.  Administration of the Plan

    (a) Procedure.

        (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

             (a) Administration with Respect to Employees who are Directors and Officers Subject to Section 16(b). With respect to Option grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in a manner complying with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.

        (ii) Administration with Respect to Other Persons. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or
    (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

    (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

        (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

        (ii) to select the Consultants and Employees to whom Options may be granted except with respect to automatic option grants made to certain Outside Directors;

        (iii) to determine whether and to what extent Options are granted to Employees and Consultants hereunder;

        (iv) to determine the number of shares of Common Stock to be covered by each Option granted to Employees and Consultants hereunder;

        (v)    to approve forms of agreement for use under the Plan;

        (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted to Employees and Consultants hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine.

        (vii) to reduce the exercise price of any Option granted to Employees and Consultants to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

        (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

        (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

        (x) to modify or amend each Option (subject to Sections 10(b) and 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

        (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

        (xii)  to institute an Option Exchange Program;

        (xiii) to determine the terms and restrictions applicable to Options granted to Employees and Consultants; and

        (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

    (c) Administration with Respect to Outside Directors. With respect to Options granted to certain Outside Directors pursuant to Section 10(b) hereof, the Administrator shall exercise no discretion and such awards shall be administered solely according to their terms.

    (d) Effect of Administrators Decision. The Administrators decisions, determinations and interpretations shall be final and binding on all Options and any other holders of Options.

5. Eligibility. Nonstatutory Stock Options may be granted to Employees and Consultants. Nonstatutory Stock Options may also be granted to Outside Directors who are neither Employees nor affiliated with Shareholders who beneficially own 10% or more of the outstanding Shares of the Company. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee, Consultant or Outside Director as specified in this Section who has been granted an Option may be granted additional Options.

6.  Limitations.

    (a) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

    (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionees employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionees right or the Companys right to terminate such employment or consulting relationship at any time, with or without cause.

    (c) The following limitations shall apply to grants of Options to Employees:

        (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 shares.

        (ii) In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 500,000 shares which shall not count against the limit set forth in subsection (i) above.

        (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Companys capitalization as described in
    Section 12.

        (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. Term of Plan. Subject to Section 19 of the Plan, the Plan, as amended and restated as of December 21, 1995, shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

8. Term of Option. The term of each Option shall be stated in the Grant Summary. Unless the Administrator determines otherwise, the term of each Nonstatutory Stock Option granted under the Plan shall be ten (10) years from the date such Option is granted. With respect to Options granted to certain Outside Directors pursuant to Section 10(b) hereof, the term shall be as stated in Section 10(b). In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Grant Summary. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Grant Summary.

9.  Option Exercise Price and Consideration.

    (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

        (i) In the case of an Incentive Stock Option

            (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

            (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

        (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, but in no case shall be less than 85% of the Fair Market Value per Share on the date of grant. With respect to Options granted to certain Outside Directors pursuant to Section 10(b) hereof, the per share exercise price shall be determined pursuant to
    Section 10(b).

    (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period. However, with respect to Options granted to certain Outside Directors pursuant to Section 10(b), the terms and conditions of the grant shall be pursuant to Section 10(b) and the Administrator shall have no discretion to set the terms of such Options.

    (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment as may be permitted under Sections 408 and 409 of the California General Corporation Law. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

        (i) cash;

        (ii)   check;

        (iii)  promissory note;

        (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

        (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

        (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionees participation in any Company-sponsored deferred compensation program or arrangement;

        (vii)  any combination of the foregoing methods of payment; or

        (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

        However, with respect to Options granted to certain Outside Directors pursuant to Section 10(b) hereof, the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist entirely of:

        (i)   cash,

        (ii)  check,

        (iii) other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised,

        (iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or

        (v)   any combination of such methods of payment.

10.  Exercise of Option.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder, except for Options granted to certain Outside Directors in accordance with Section 10(b) below, shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

        An Option may not be exercised for a fraction of a Share or for less than one hundred (100) shares.

        An option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

        Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    (b) Automatic Option Grants to Certain Outside Directors. All grants of Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

        (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive an Option under this Plan.

        (ii) On December 31 of each year (beginning with December 31, 1996), each person who is then an Outside Director (including any person who first becomes an Outside Director as of such date), who is not a representative of shareholders owning more than ten percent (10%) of the outstanding shares of the Company, and who is vested as with respect to at least 4,000 shares of Optioned Stock granted (A) pursuant to Section 10(b)(iii) or (B) pursuant to a grant of Optioned Stock to Outside Directors made prior to December 21, 1995, shall automatically receive an Option to purchase 2,000 Shares.

        (iii) Each Outside Director who is not a representative of shareholders owning more than ten percent (10%) of the outstanding shares of the Company and who first becomes an Outside Director after December 31, 1995, shall automatically receive an Option to purchase 10,000 shares on the date such person becomes an Outside Director.

        (iv) The terms of an Option granted pursuant to this Section 10(b) shall be as follows:

              (1) The term of the Option shall be ten (10) years;

              (2) except as provided in Section 10(c), 10(d) and 10(e) of this Plan, the Option shall be exercisable only while the Outside Director remains a Director;

              (3) the exercise price per share of Common Stock shall be 100% of the Fair Market Value on the date of grant of the Option;

              (4) for Options granted pursuant to Section 10(b)(ii), the Options shall become exercisable on December 31 of the fourth calendar year after the date of grant; provided, however, that in no event shall any Option be exercisable prior to obtaining shareholder approval of the Plan.

              (5) for Options granted pursuant to Section 10(b)(iii), the Option shall become exercisable in installments cumulatively with twenty percent (20%) of the Optioned Stock becoming exercisable on December 31 of the calendar year after the date of grant and with an additional twenty percent (20%) of the Optioned Stock becoming exercisable each calendar year thereafter until one hundred percent (100%) of the Optioned Stock shall be exercisable; provided, however, that in no event shall any Option be exercisable prior to obtaining shareholder approval of the Plan.

        (v) The provisions set forth in this Section 10(b) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 as amended, or the rules or regulations promulgated thereunder.

    (c) Termination of Status as Employee, Outside Director or Consultant. Upon termination of an Optionees Continuous Status as an Employee, Outside Director or Consultant, other than as provided for in Section 10(d) and 10(e), the Optionee may exercise his or her Option, but only within such period of time as is specified in the Grant Summary, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Grant Summary). In the absence of a specified time in the Grant Summary, the Option shall remain exercisable for ninety (90) days following the Optionees termination unless otherwise determined by the Administrator with respect to Options granted to Employees or Consultants. In the case of an Incentive Stock Option, such period of time for exercise shall not exceed three (3) months from the date of termination. If, on the date of termination, the Optionee is not entitled to exercise the Optionees entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    Notwithstanding the above, in the event of an Optionees change in status from Consultant to Employee or Employee to Consultant, an Optionees Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status. However, in such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such change of status.

    (d) Disability of Optionee. In the event an Optionee terminates his or her Continuous Status as a result of the Optionees Disability or the Disability occurs within a ninety (90) day period after termination of Continuous Status, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such Disability, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Grant Summary). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (e) Death of Optionee. In the event that an Optionees Continuous Status terminates due to the death of the Optionee or the Optionees death occurs within the ninety (90) day period after termination of the Optionees Continuous Status, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Grant Summary), by the Optionees estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionees estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (f) Buyout Provisions. The Administrator may at any time offer to buyout for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made. However, no such offer shall be made by the Administrator to an Optionee granted an Option pursuant to Section 10(b).

    (g) Rule 16b-3. Options granted to individuals subject to Section 16 of the Exchange Act (Insiders) must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

11. Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

12. Adjustments upon Changes in Capitalization, Dissolution, Merger, or Asset Sale.

    (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of price of shares of Common Stock subject to an Option.

    (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction, but in no case shall the Administrator notify each Optionee less than ten days before the proposed transaction. The Optionee shall have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, except for Shares purchased pursuant to Section 10(b), the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

    (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator except as provided in Section 10(b) for grants made to certain Outside Directors. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

14. Withholding Taxes. In accordance with any applicable administrative guidelines it establishes, except with respect to grants made pursuant to
Section 10(b), the Administrator may allow a purchaser to pay the amount of taxes required by law to be withheld as a result of a lapse of restrictions in connection with Shares purchased pursuant to an Option, by withholding from any payment of Common Stock due as a result of such purchase or lapse of restrictions, or by permitting the purchaser to deliver to the Company, Shares having a Fair Market Value, as determined by the Administrator, equal to the amount of such required withholding taxes.

15.  Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

     (b) Shareholder Approval. The company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

16.  Conditions upon Issuance of Shares.

     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercise such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17.  Liability of the Company.

     (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Companys counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15(b) of the Plan.

18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

                                  DETACH HERE

                    LEVEL ONE COMMUNICATIONS, INCORPORATED

                9750 Goethe Road, Sacramento, California 95827

P                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 18, 1996
R
            The undersigned security holder hereby appoints Robert Pepper, John
O Kehoe, and Joseph P. Landy, and each of them, proxies, each with full power of substitution to vote all stock of the undersigned at the annual
X meeting of stockholders of LEVEL ONE COMMUNICATIONS, INCORPORATED to be held on July 18, 1996, at 9:00 A.M., at 9800 Old Placerville Road,
Y Sacramento, California, and at any adjournment thereof, in the manner indicated and in their discretion on any other business which may properly come before said meeting, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged.

        THE SECURITIES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF DIRECTORS NOMINATED BY MANAGEMENT, FOR RATIFICATION OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN, FOR RATIFICATION OF THE AMENDMENTS TO THE 1993 STOCK OPTION PLAN, AND FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS. THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                                                                 ---------------
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE     | SEE REVERSE |
                                                                 |     SIDE    |
                                                                 ---------------

                                  DETACH HERE


      Please mark                                                           ----
[ X ] votes as in                                                              |
      this example.                                                            |

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW AS DIRECTORS, FOR RATIFICATION OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN, FOR RATIFICATION OF THE AMENDMENTS TO THE 1993 STOCK OPTION PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY.

      1. To elect Directors.

      NOMINEES: Robert S. Pepper, Thomas J. Connors, Paul R. Gray, Martin Jurick, Henry Kressel, Joseph P. Landy

                FOR     WITHHELD
                [_]        [_]

      [_]______________________________________
         For all nominees except as noted above




      Signature: ___________________________   Date: _________________



      2. To ratify the amendment to the Employee Stock Purchase Plan.

                FOR       AGAINST      ABSTAIN
                [_]         [_]          [_]

      3. To ratify the amendments to the 1993 Stock Option Plan.

                FOR       AGAINST      ABSTAIN
                [_]         [_]          [_]

      4. To ratify the selection of Arthur Andersen LLP as independent certified public accountants for the fiscal year 1996.

                FOR       AGAINST      ABSTAIN
                [_]         [_]          [_]

         In their discretion, upon such other matters as may properly come before the meeting.

                MARK HERE                       MARK HERE
               FOR ADDRESS  [_]                IF YOU PLAN  [_]
                CHANGE AND                      TO ATTEND
               NOTE AT LEFT                    THE MEETING

      Please sign exactly as name appears hereon. When signing as attorney, executor, or in another representative capacity, please state title. If a corporation, please sign in full corporate name by President or other authorized person.

      Signature: ___________________________   Date: _________________